                                                    MORGAN STANLEY

                                                    Free Writing Prospectus
                                                    Dated February 2, 2009
STRUCTURED INVESTMENTS                              Registration Statement No. 333-156423
GLOBAL WEALTH MANAGEMENT GROUP - CAPITAL MARKETS    Filed Pursuant to Rule 433

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Client Strategy Guide: February 2009 Offerings
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This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks

Morgan Stanley

Client Strategy Guide: February 2009 Offerings Page 2

Table of Contents

Important Information Regarding Offering Documents .... page 3

Selected Features & Risk Disclosures .... page 4

Structured Investments at Morgan Stanley .... page 5

Protect Principal Investments	Protected Absolute Return Barrier Notes based on the S&P 500® Index (SPX) by Morgan Stanley .... page 6 Barrier Return Certificates of Deposit based on the S&P 500® Index (SPX) by Wells Fargo Bank, N.A. .... page 7 Barrier Capital Protected Notes based on Bullish Australian Dollar versus Bearish U.S Dollar by Morgan Stanley .... page 8
Enhance Yield Investments*	11 -13% RevCons℠ based on Standard & Poor's Depositary Receipts® (SPY) by Morgan Stanley .... page 9 9 -11% RevCons℠ based on The Kroger Co. (KR) by Morgan Stanley .... page 10 10% SPARQS® based on AT&T, Inc. (T) by Morgan Stanley .... page 11
Leverage Performance Investments*	Bull PLUS℠ based on the S&P 500® Index (SPX) by JPMorgan Chase Bank, N.A. .... page 12 Bull PLUS℠ based on the Russell 2000 Index (RTY) by JPMorgan Chase Bank, N.A. .... page 13 Buffered PLUS℠ based on the S&P 500® Index (SPX) by Morgan Stanley .... page 14 Buffered PLUS℠ based on the S&P GSCI™ Brent Crude Index – Excess Return by Morgan Stanley .... page 15
Access Investments*	Buffered Securities based on the Price of Gold by Morgan Stanley .... page 16 Auto-Callable Securities based on the S&P 500® Index (SPX) by Morgan Stanley .... page 17

Selected Risks & Considerations .... page 18

*Note: Enhance Yield Investments, Leverage Performance Investments and Access Investments do not provide principal protection.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. February 2009

                                                                 Morgan Stanley
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Client Strategy Guide: February 2009 Offerings                            Page 3
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Important Information Regarding Offering Documents

The products set forth in the following pages are intended as a general indication only of the Structured Investments offerings available through
Morgan Stanley through the date when the ticketing closes for each offering.
Morgan Stanley or the issuer reserves the right to terminate any offering prior to its trade date or to close ticketing early on any offering.

ADDITIONAL INFORMATION FOR SEC REGISTERED (PUBLIC) OFFERINGS

Each issuer has separately filed a registration statement (including a prospectus) with the Securities & Exchange Commission (or SEC), for the offerings by that issuer to which this Strategy Guide relates. Before you invest in any of the offerings identified in this Strategy Guide, you should read the prospectus and the applicable registration statement, the applicable pricing supplement, prospectus supplements and any other documents relating to the offering that the issuer has filed with the SEC for more complete information about the issuer and the offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.

   o FOR REGISTERED OFFERINGS ISSUED BY MORGAN STANLEY:
     Morgan Stanley's CIK on the SEC web site is 0000895421

   o FOR REGISTERED OFFERINGS ISSUED BY JPMORGAN CHASE & CO.:
     JPMorgan Chase & Co.'s CIK on the SEC web site is 000019617

Alternatively, Morgan Stanley will arrange to send you the prospectus and any other documents related to the offering electronically or hard copy if you so request by calling the toll-free number 1-866-718-1649 or emailing
prospectus@morganstanley.com or by calling your Morgan Stanley Financial
Advisor.

THE SECURITIES DESCRIBED HEREIN (OTHER THAN THE CERTIFICATES OF DEPOSIT) ARE
NOT BANK DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE
CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, NOR ARE THEY OBLIGATIONS OF, OR
GUARANTEED BY, A BANK.

THE SECURITIES DESCRIBED HEREIN ARE NOT GUARANTEED UNDER THE FEDERAL DEPOSIT
INSURANCE CORPORATION'S TEMPORARY LIQUIDITY GUARANTEE PROGRAM.

ADDITIONAL INFORMATION FOR CERTIFICATES OF DEPOSIT (CDS)

CDs are not SEC registered offerings. For indicative terms and conditions on any Certificate of Deposit, please contact your Morgan Stanley Financial
Advisor or call the toll-free number 1-866-718-1649.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                 Morgan Stanley
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Client Strategy Guide: February 2009 Offerings                            Page 4
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Selected Features and Risk Disclosures

FEATURES

Structured Investments offer investors choices in terms of underlying asset, market view, time horizon, potential returns and risk tolerance.

Such features may include:

>    Varying levels of exposure to potential capital appreciation or depreciation

>    Returns based on a defined formula

>    Variety of underlying assets, including equities, commodities, currencies and interest rates or other

>    Minimum investment of $1,000; unless otherwise noted

KEY RISKS

An investment in Structured Investments involves a variety of risks. The following are some of the significant risks related to Structured Investments.
Please refer to the "Risks & Considerations" section at the end of this brochure, for a fuller description of these risk factors.

THE MARKET PRICE OF STRUCTURED INVESTMENTS MAY BE INFLUENCED BY A VARIETY OF
UNPREDICTABLE FACTORS. Several factors may influence the value of a particular
Structured Investment in the secondary market, including, but not limited to, the value and volatility of the underlying instrument, interest rates, credit spreads charged by the market for taking the issuer's credit risk, dividend rates on any equity underlying asset, and time remaining to maturity. In addition, we expect that the secondary market price of a Structured Investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit.

ISSUER CREDIT RISK. All payments on Structured Investments are dependent on the issuer's ability to pay all amounts due on these securities and therefore investors are subject to the credit risk of the applicable issuer. The securities described herein are not guaranteed under the Federal Deposit
Insurance Corporation's Temporary Liquidity Guarantee Program.

SECONDARY TRADING MAY BE LIMITED. There may be little or no secondary market for a particular Structured Investment. If the applicable pricing supplement so specifies, we may apply to list a Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

APPRECIATION POTENTIAL OR PARTICIPATION IN THE UNDERLYING ASSET MAY BE LIMITED.
The terms of a Structured Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.

POTENTIAL LOSS OF PRINCIPAL. The terms of a Structured Investment may not provide for the return of principal and an investment may result in a loss of some or all of your principal. Even where principal protection is provided for by the terms of the Structured Investment, it is still subject to the credit risk of the issuer or the issuer's ability to repay its obligations. In addition, you may receive less, and possibly significantly less, than the stated principal amount if you sell your investment prior to maturity.

PRINCIPAL PROTECTED STRUCTURED INVESTMENTS TYPICALLY DO NOT MAKE PERIODIC
INTEREST PAYMENTS AND MAY NOT PAY MORE THAN THE PRINCIPAL AMOUNT AT MATURITY.
Unlike ordinary debt securities, Principal Protected Structured Investments do not pay interest. Instead, at maturity, the investor receives the principal amount plus a supplemental redemption amount based upon the performance of the underlying asset, in each case, subject to the credit risk of the issuer.

YOU MAY RECEIVE ONLY YOUR ORIGINAL INVESTMENT AT MATURITY. Because the
supplemental redemption amount due at maturity on many Structured Investments may equal zero, the return on your investment (i.e., the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity may not compensate you for the effects of inflation or other factors relating to the value of money over time.

POTENTIAL CONFLICTS. The issuer of a Structured Investment and its affiliates may play a variety of roles in connection with the Structured Investment, including acting as calculation agent and hedging the issuer's obligations under the Structured Investment. In performing these duties, the economic interests of the calculation agent and other affiliates of the issuer may be adverse to your interest as an investor in the Structured Investment.

THE AFOREMENTIONED RISKS ARE NOT INTENDED TO BE AN EXHAUSTIVE LIST OF THE RISKS
ASSOCIATED WITH A PARTICULAR STRUCTURED INVESTMENT OFFERING. BEFORE YOU INVEST
IN ANY STRUCTURED INVESTMENT YOU SHOULD THOROUGHLY REVIEW THE PARTICULAR
INVESTMENT'S PROSPECTUS AND RELATED OFFERING MATERIALS FOR A COMPREHENSIVE
DESCRIPTION OF THE RISKS AND CONSIDERATIONS ASSOCIATED WITH THE OFFERING.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                 Morgan Stanley
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Client Strategy Guide: February 2009 Offerings                            Page 5
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Structured Investments Spectrum at Morgan Stanley

Morgan Stanley Structured Investments can be divided into four broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives - Protect Principal, Enhance
Yield, Leverage Performance and Access.

                                         Leveraged Performande
                                ------------------------------
                                                  Enhanc Yield
                        --------------------------------------
                                             Protect Principal
                 ---------------------------------------------
                                                        Access
             -------------------------------------------------

Protect Principal Investments combine the return of principal at maturity, subject to the credit risk of the issuer, with the potential for capital appreciation based on the performance of an underlying asset.

>    May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside return in exchange for the issuer's obligation to repay principal at maturity.

Enhance Yield Investments seek to potentially generate current income greater than that of a direct investment in an underlying asset with the investor accepting full exposure to the downside with limited or no opportunity for capital appreciation.

>    May be appropriate for investors who are willing to forgo some or all of the appreciation in the underlying asset and assume full downside exposure to the underlying asset in exchange for enhanced yield in the form of above market interest payments.

Leverage Performance Investments allow investors the possibility of capturing enhanced returns relative to an underlying asset's actual performance within a given range of performance in exchange for giving up returns above the specified cap, in addition to accepting full downside exposure to the underlying asset.

>    May be appropriate for investors who expect only modest changes in the value of the underlying asset and who are willing to give up appreciation on the underlying asset that is beyond the performance range, and bear the same or similar downside risk associated with owning the underlying asset.

Access Investments provide exposure to a market sector, asset class, theme or investment strategy that may not be easily accessible to an individual investor by means of traditional investments.

>    May be appropriate for investors interested in diversification and exposure to difficult to access asset classes, market sectors or investment strategies

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Morgan Stanley

Client Strategy Guide: February 2009 Offerings Page 6

Protect Principal Investments

Offering ○ Protected Absolute Return Barrier Notes based on the S&P 500® Index

Strategy Overview

✓ A market neutral strategy providing positive returns within a predetermined band with full principal protection at maturity, subject to the issuer's credit risk, that may be appropriate for investors who are uncertain which way the market will trade, but hold the view it will trade within a specified range.

Risk Considerations

- ✓ Principal protection is available only at maturity and is subject to the issuer's credit risk
- ✓ Will yield no positive return if **at any time, on any day**, the underlying asset trades outside a predetermined band
- ✓ The specified range is larger on the upside than on the downside and, accordingly, the maximum payment at maturity on the notes is greater if the underlying index appreciates than if the underlying index depreciates
- ✓ Does not provide for current income; no interest payments
- ✓ Appreciation potential is limited to the maximum payment at maturity

Protected Absolute Return Barrier Notes provide principal protection as well as potential appreciation based on the absolute value of the return of the underlying index, but only if the underlying index remains within a specified range **at all times** during the term of the notes. Consequently, you will receive a positive return whether the value of the underlying index on the valuation date is higher or lower than the initial index value, as long as the value of the underlying index remains within the specified range at all times. The specified range is larger on the upside than on the downside and, accordingly, the maximum payment at maturity on the notes is greater if the underlying index appreciates than if the underlying index depreciates from the initial index value. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying	S&P 500® Index (SPX)
Maturity Date	August 20, 2010 (18 Months)
Principal Protection	100% at maturity, subject to issuer's credit risk
Participation Rate	100% of the absolute value of any appreciation or depreciation of the underlying index, as long as the index never trades above or below the barrier levels
Barrier Level	Upside Barrier: 30-35% from the Initial Index Level, to be determined on pricing date Downside Barrier: 20-25% from the Initial Index Level, to be determined on the pricing date
Payment at Maturity	$10 *plus* Supplemental Redemption Amount (if any)
Maximum Payment at Maturity	• If the final index value **increases** from the initial index value: $13.00 to $13.50 per note (130% to 135% of the stated principal amount); or • If the final index value **decreases** from the initial index value: $12.00 to $12.50 per note (120% to 125% of the stated principal amount)
Supplemental Redemption Amount	• If **at all times** during the observation period the index trades within the barrier levels: $10 *times* the absolute value of the index return; or • If **at any time on any day** during the observation period the index trades outside the barrier levels: $0
Coupon	None
Listing	Application will be made to list the notes on NYSE Arca, Inc. under the ticker symbol "ANG" subject to meeting the listing requirements.
Issue Price	$10 per Note
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday – February 20, 2009

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

February 2009

Morgan Stanley

Client Strategy Guide: February 2009 Offerings | Page 7

Protect Principal Investments

Offering ○ Barrier Return Certificates of Deposit based on the S&P 500® Index

Strategy Overview

- ✓ Full principal protection at maturity, subject to applicable FDIC insurance limits and the issuer's credit risk; investors may receive an additional payment based on the performance of the underlying index
- ✓ Investors have the opportunity to participate in 100% of the appreciation of the index, if any, **unless if on any trading day** the closing level of the index has increased above the threshold index level, in which case the investor will receive zero interest amount
- ✓ May be appropriate for investors who have a moderately bullish outlook on the underlying index over the investment term, but are concerned about potential loss of principal

Risk Considerations

- ✓ Principal protection is available only at maturity and is subject to applicable FDIC insurance limits and the issuer's credit risk
- ✓ Will yield no positive return if the underlying index closes above the threshold index level **on any trading day**
- ✓ Does not provide for current income; no interest payments
- ✓ Appreciation potential is limited by threshold index level

This CD provides you with the ability to participate in moderately positive performance of the S&P 500 Index (the "Index") so long as the Closing Level of the Index does not increase by more than the Threshold Amount **on any trading day** during the term of the CD. If the Closing Level of the Index never increases above the Threshold Index Level, at stated maturity you will receive the Deposit Amount of your CD plus a return equal to the point to point percentage increase, if any, in the Closing Level of the Index. If the Closing Level of the Index increases above the Threshold Index Level **on any trading day** during the term of the CDs, at stated maturity you will only receive the Deposit Amount of your CD, regardless of the Closing Level of the Index on the Valuation Date.

Issuer	**Wells Fargo Bank, N.A.**
Underlying	S&P 500® Index (SPX)
Maturity Date	August 31, 2012 (3.5 Years)
Principal Protection	100% at maturity, subject to applicable FDIC insurance limits and issuer's credit risk
Participation Rate	100%
Payment at Maturity	Deposit Amount of CD plus the Index Interest, if any
Index Interest	If the Closing Level of the Index never increases above the Threshold Index Level on any Trading Day during the period commencing on the Pricing Date and ending on and including the Valuation Date, the Index Interest will be equal to the greater of (i) zero and (ii) the product of: • Deposit Amount of the CD; and • (Final Index Level – Initial Index Level) / Initial Index Level If the Closing Level of the Index increases above the Threshold Index Level on any Trading Day during the period commencing on the Pricing Date and ending on and including the Valuation Date, the amount of Index Interest will be equal to zero.
Threshold Index Level	The Threshold Index Level will be equal to the product of: • Initial Index Level *times* • 100% plus the Threshold Amount
Threshold Amount	45% to 50%, to be determined on pricing date
Coupon	None
Listing	The CDs will not be listed on any securities exchange.
Deposit Amount	$1,000 per CD
FDIC Insurance	The Deposit Amount of a CD is insured by the FDIC, subject to applicable FDIC insurance limits.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday – February 20, 2009

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. February 2009

Morgan Stanley

Client Strategy Guide: February 2009 Offerings Page 8

Protect Principal Investments

Offering ○ Barrier Capital Protected Notes based on Bullish Australian Dollar vs. Bearish U.S. Dollar

Strategy Overview

- ✓ Full principal protection at maturity, subject to issuer's credit risk; investors may receive an additional payment based on the performance of the underlying asset, subject to the maximum payment at maturity
- ✓ May be appropriate for investors who have a moderately bullish outlook on the underlying asset over the investment term, but are concerned about potential loss of principal

Risk Considerations

- ✓ Principal protection is available only at maturity and is subject to issuer credit risk
- ✓ Will yield no positive return if the underlying exchange rate is above the barrier level **at any time on any day** during the observation period.
- ✓ Notes are subject to currency exchange risk
- ✓ Does not provide for current income; no interest payments
- ✓ Appreciation potential is limited by the barrier level

The Currency-Linked Barrier Capital Protected Notes provide investors with the potential for a positive return based on the performance of the Australian dollar relative to the U.S. dollar with no downside risk to the initial investment on the notes. At maturity, the notes will pay the $1,000 stated principal amount plus a supplemental redemption amount, if any, representing 150% of the appreciation in the Australian dollar relative to the U.S. dollar, subject to the barrier feature described in the following sentence. If at any time on any day during the observation period the AUD/USD exchange rate has increased above the barrier level of 140% of the initial exchange rate, the notes will pay only the $1,000 stated principal amount at maturity, regardless of whether the Australian dollar has appreciated, remained the same or depreciated relative to the U.S. dollar over the term of the notes. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying	Australian Dollar / U.S. Dollar Exchange Rate
Maturity Date	February 28, 2011 (2 Years)
Principal Protection	100% at maturity, subject to issuer's credit risk
Participation Rate	150%
Barrier Level	140% of the initial exchange rate
Payment at Maturity	$1,000 + Supplemental Redemption Amount (if any), subject to the Barrier Level
Supplemental Redemption Amount	• If **at all times** during the observation period the exchange rate is at or below the barrier level: $1,000 x currency performance x participation rate • If **at any time on any** day during the observation period the exchange rate is above the barrier level: $0
Observation Period	The period from 10:00 a.m. (New York time) on the currency business day immediately following the pricing date to 10:00 a.m. (New York time) on the valuation date
Currency Performance	(final exchange rate / initial exchange rate) – 1 *Under the terms of the notes, a **positive** currency performance means that the Australian dollar has **appreciated** relative to the U.S. dollar, while a **negative** currency performance means that the Australian dollar has **depreciated** relative to the U.S. dollar.*
Coupon	None
Listing	The Notes will not be listed on any securities exchange.
Issue Price	$1,000 per Note
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday – February 20, 2009

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. February 2009

Morgan Stanley

Client Strategy Guide: February 2009 Offerings

Page 9

Enhance Yield Investments

Offerings

11-13% RevCons[SM] based on based on Standard & Poor's Depositary Receipts® (SPY)

Strategy Overview	✓ Relatively short-term yield enhancement strategies that offer above market, fixed monthly coupons in exchange for no appreciation potential on the underlying shares and full downside exposure to the underlying shares. ✓ RevCons offer limited protection against a decline in the price of the underlying stock at maturity, but only if the underlying asset does not close at or below a predetermined trigger level **on any trading day** during the investment term ✓ Monthly coupon is paid regardless of the underlying share's performance
Risk Considerations	✓ No principal protection ✓ Full downside exposure to the underlying if the underlying shares closes at or below the trigger level **on any day** during the investment term ✓ No participation in any appreciation of the underlying shares ✓ If the underlying shares close at or below the specified trigger level **on any day** during the investment term and is below the trigger level at maturity, the RevCons will redeem for shares of the underlying shares or the equivalent cash value, which will be less than the initial investment

RevCons offer a short-term, enhanced yield strategy that pays a periodic, above-market, fixed rate coupon (per annum), in return for the risk that the RevCons will redeem for shares of the underlying fund at maturity if the closing price of the underlying shares declines to or below the trigger price **on any trading day** during the term of the RevCons and, on the determination date, is below the initial share price. The value of these shares will be less than the value of the investor's initial investment and may be zero, and the investor has no opportunity to participate in any upside. Alternatively, if the closing price of the underlying shares **never** declines to or below the trigger price, the RevCons will return the stated principal amount at maturity. The coupon is paid regardless of the performance of the underlying shares. RevCons are not principal protected. The RevCons are senior unsecured obligations of Morgan Stanley, and all payments on the RevCons are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying	Standard & Poor's Depositary Receipts® (SPY)
Maturity	August 25, 2009 (6 Months)
Determination Date	August 20, 2009
Monthly Coupon	11-13% per annum, payable monthly beginning March 25, 2009
Trigger Level	75% of the initial share price
Issue Price	$1,000 per RevCons
Listing	The RevCons will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday – February 20, 2009

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

February 2009

Morgan Stanley

Client Strategy Guide: February 2009 Offerings Page 10

Enhance Yield Investments

Offerings

○ 9-11% RevCons[SM] based on The Kroger Co. (KR)

Strategy Overview

- ✓ Relatively short-term yield enhancement strategies that offer above market, fixed monthly coupons in exchange for no appreciation potential on the underlying stock and full downside exposure to the underlying stock
- ✓ RevCons offer limited protection against a decline in the price of the underlying stock at maturity, but only if the underlying asset does not close at or below a predetermined trigger level **on any trading day** during the investment term
- ✓ Monthly coupon is paid regardless of the underlying stock's performance

Risk Considerations

- ✓ No principal protection
- ✓ Full downside exposure to the underlying if the underlying stock closes at or below the trigger level **on any day** during the investment term
- ✓ No participation in any appreciation of the underlying stock
- ✓ If the underlying stock closes at or below the specified trigger level **on any day** during the investment term and is below the trigger level at maturity, the RevCons will redeem for shares of the underlying stock or the equivalent cash value, which will be less than the initial investment

RevCons offer a short-term, enhanced yield strategy that pays a periodic, above-market, fixed rate coupon (per annum), compared to the dividend yield on the underlying stock at the time of pricing, in return for the risk that the RevCons will redeem for shares of the underlying fund at maturity if the closing price of the underlying shares declines to or below the trigger price **on any trading day** during the term of the RevCons and, on the determination date, is below the initial share price. The value of these shares will be less than the value of the investor's initial investment and may be zero, and the investor has no opportunity to participate in any upside. Alternatively, if the closing price of the underlying shares **never** declines to or below the trigger price, the RevCons will return the stated principal amount at maturity. The coupon is paid regardless of the performance of the underlying shares. RevCons are not principal protected. The RevCons are senior unsecured obligations of Morgan Stanley, and all payments on the RevCons are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying	The Kroger Co. (KR)
Maturity	August 25, 2009 (6 Months)
Determination Date	August 20, 2009
Monthly Coupon	9-11% per annum, payable monthly beginning March 25, 2009
Trigger Level	75% of the initial share price
Issue Price	$1,000 per RevCons
Listing	The RevCons will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday – February 20, 2009

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

February 2009

Morgan Stanley

Client Strategy Guide: February 2009 Offerings Page 11

Enhance Yield Investments

Offering ○ 10% SPARQS® based on AT&T, Inc. (T)

Strategy Overview	
	✓ Provide enhanced current income in exchange for forgoing appreciation beyond the yield to call level and accepting exposure to depreciation of the underlying asset at maturity ✓ Quarterly coupon is paid regardless of the underlying asset's performance ✓ May be appropriate for investors who seek current income and are willing to take on the downside risk of the underlying stock

Risk Considerations	
	✓ No principal protection ✓ Full downside exposure to the underlying stock ✓ Appreciation potential is limited by the Issuer's Call Right

SPARQS pay an above market, fixed-rate quarterly coupon compared to the expected dividend yield of the underlying stock at the time of pricing in exchange for a limit on the opportunity for appreciation. Regardless of the stated maturity, the SPARQS are callable by the issuer beginning six months prior to maturity. If called, the SPARQS will return the yield to call, which is determined inclusive of any coupons previously paid and accrued to the call date. If not called, the SPARQS will return at maturity a fixed number of shares of the underlying stock per SPARQS or, at the issuer's option, the cash value of such shares. The value of any underlying stock or the cash value of such stock delivered at maturity may be less than the stated principal amount of the SPARQS and may be zero. SPARQS are not principal protected. These SPARQS are senior unsecured obligations of Morgan Stanley, and all payments on the SPARQS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying	AT&T, Inc. (T)
Maturity	March 20, 2010 (13 Months)
Annual Coupon	10% p.a. payable quarterly beginning June 20, 2009
Yield To Call	24-26% per annum of Par, to be determined on pricing date
First Call Date	September 20, 2009
Issue Price	Closing Price of 1 Share of T Common Stock on the Pricing Date (Par)
Listing	Application will be made to list the SPARQS on the NYSE Arca Inc. under ticker symbol "ANI", subject to meeting the listing requirements.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday – February 20, 2009

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. February 2009

Morgan Stanley

Client Strategy Guide: February 2009 Offerings
Page 12

Leverage Performance Investments

Offering

○ Bull PLUS℠ based on the S&P 500® Index

Strategy Overview

- ✓ Leveraged upside exposure within a range of price performance and the same downside risk as a direct investment with 1-for-1 downside exposure
- ✓ May be appropriate for investors anticipating moderate appreciation on the S&P 500 Index and seeking enhanced returns within a range of index performance, in exchange for a cap on the maximum payment at maturity

Risk Considerations

- ✓ No principal protection
- ✓ Full downside exposure to the S&P 500® Index
- ✓ Appreciation potential is limited to the maximum payment at maturity
- ✓ Does not provide for current income; no interest payments

PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. These investments are designed to allow investors to capture enhanced returns relative to the asset's actual positive performance. The leverage typically applies only for a certain range of price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, an investor will receive an amount in cash that may be more or less than the principal amount based upon the closing value of the asset at maturity. The PLUS are senior unsecured obligations of JPMorgan Chase & Co., and all payments on the PLUS are subject to the credit risk of JPMorgan Chase & Co.

Issuer	**JPMorgan Chase & Co.**
Underlying	S&P 500® Index (SPX)
Maturity Date	March 26, 2010 (13 Months)
Leverage Factor	300%
Leverage Upside Payment	$10 x Leverage Factor x Index Percent Increase
Index Percent Increase	(Final Index Value - Initial Index Value) / Initial Index Value
Maximum Payment at Maturity	$12.50 - $13.00 (125% to 130% of the stated principal amount) per PLUS to be determined on pricing date
Payment at Maturity	• If the final index value is **greater than** the initial index value: o $10 + Leveraged Upside Payment *In no event will the payment at maturity exceed the maximum payment at maturity* • If the final index value is **less than or equal** to the initial index value: o $10 x Index Performance Factor *This amount will be less than or equal to the stated principal amount of $10.*
Index Performance Factor	Final Index Value / Initial Index Value
Listing	The PLUS will not be listed on any securities exchange.
Issue Price	$10 per PLUS
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday – February 20, 2009

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
February 2009

Morgan Stanley

Client Strategy Guide: February 2009 Offerings Page 13

Leverage Performance Investments

Offering ○ Bull PLUS℠ based on the Russell 2000® Index (RTY)

Strategy Overview	✓ Leveraged upside exposure within a range of price performance and the same downside risk as a direct investment with 1-for-1 downside exposure ✓ May be appropriate for investors anticipating moderate appreciation on the S&P 500 Index and seeking enhanced returns within a range of index performance, in exchange for a cap on the maximum payment at maturity
Risk Considerations	✓ No principal protection. ✓ Full downside exposure to the Russell 2000® Index ✓ Appreciation potential is limited to the maximum payment at maturity ✓ Does not provide for current income; no interest payments

PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. These investments are designed to allow investors to capture enhanced returns relative to the asset's actual positive performance. The leverage typically applies only for a certain range of price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, an investor will receive an amount in cash that may be more or less than the principal amount based upon the closing value of the asset at maturity. The PLUS are senior unsecured obligations of JPMorgan Chase & Co., and all payments on the PLUS are subject to the credit risk of JPMorgan Chase & Co.

Issuer	**JPMorgan Chase & Co.**
Underlying	Russell 2000® Index (RTY)
Maturity Date	March 26, 2010 (13 Months)
Leverage Factor	300%
Leverage Upside Payment	$10 x Leverage Factor x Index Percent Increase
Index Percent Increase	(Final Index Value - Initial Index Value) / Initial Index Value
Maximum Payment at Maturity	$13.50 - $14.00 (135% to 140% of the stated principal amount) per PLUS to be determined on pricing date
Payment at Maturity	• If the final index value is **greater than** the initial index value: o $10 + Leveraged Upside Payment *In no event will the payment at maturity exceed the maximum payment at maturity* • If the final index value is **less than or equal** to the initial index value: o $10 x Index Performance Factor *This amount will be less than or equal to the stated principal amount of $10.*
Index Performance Factor	Final Index Value / Initial Index Value
Listing	The PLUS will not be listed on any securities exchange.
Issue Price	$10 per PLUS
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday – February 20, 2009

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. February 2009

Morgan Stanley

Client Strategy Guide: February 2009 Offerings

Page 14

Leverage Performance Investments

Offering ○ Buffered PLUS℠ based on the S&P 500® Index (SPX)

Strategy Overview

- ✓ Leveraged exposure to an underlying asset up to a cap, with full downside exposure only if losses exceed the buffer amount at maturity.
- ✓ May be appropriate for investors who anticipate moderate price appreciation and are willing to exchange some upside exposure compared to a Bull PLUS, either in the form of less leverage or a lower cap, for limited protection against depreciation of the underlying asset at maturity.

Risk Considerations

- ✓ No principal protection
- ✓ Full downside exposure to the underlying index beyond the buffer amount
- ✓ Appreciation potential is limited to the maximum payment at maturity
- ✓ Does not provide for current income; no interest payments

Buffered PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies while providing limited protection against negative performance by the asset. Once the asset has decreased below a specified buffer level, the investor is exposed to the negative price performance, subject to a minimum payment at maturity. At maturity, if the asset has appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the asset has depreciated, (i) if the closing value of the asset has not declined below the specified buffer level, the Buffered PLUS will redeem for par or (ii) if the closing value of the asset is below the buffer level, the investor will lose 1% for every 1% decline below the specified buffer level, subject to a minimum payment at maturity. The Buffered PLUS are senior unsecured obligations of Morgan Stanley, and all payments on the Buffered PLUS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying	S&P 500® Index (SPX)
Maturity Date	February 20, 2011 (2 Years)
Leverage Factor	300%
Buffer Amount	10%
Payment at Maturity	• If the final index value is **greater** than the initial index value: o $10 + the leveraged upside payment *In no event will the payment at maturity exceed the maximum payment at maturity.* • If the final index value is **less** than or equal to the initial index value but has **decreased** from the initial index value by an amount **less** than or equal to the buffer amount of 10%: o $10 • If the final index value is **less** than the initial index value and has **decreased** from the initial index value by an amount **greater** than the buffer amount of 10%: o ($10 x the index performance factor) + $1.00 *This amount will be less than the par amount. However, under no circumstances will they pay less than $1.00 per Buffered PLUS at maturity.*
Leverage Upside Payment	$10 x Leverage Factor x Index Percent Increase
Index Percent Increase	(Final Index Value – Initial Index Value) / Initial Index Value
Maximum Payment at Maturity	$13.80 to $14.30 per Buffered PLUS (138% to 143% of the stated principal amount)
Minimum Payment at Maturity	$1.00 per Buffered PLUS (10% of the stated principal amount)
Index Performance Factor	Final Index Value / Initial Index Value
Issue Price	$10 per Buffered PLUS
Listing	Application will be made to list the Buffered PLUS on the NYSE Arca Inc. under ticker symbol "BGA", subject to meeting the listing requirements.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday – February 20, 2009

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

February 2009

Morgan Stanley

Client Strategy Guide: February 2009 Offerings | Page 15

Leverage Performance Investments

Offering ○ Buffered PLUS℠ based on the S&P GSCI™ Brent Crude Index – Excess Return

Strategy Overview

- ✓ Leveraged exposure to an underlying asset up to a cap, with full downside exposure only if losses exceed the buffer amount at maturity.
- ✓ May be appropriate for investors who anticipate moderate price appreciation and are willing to exchange some upside exposure compared to a Bull PLUS, either in the form of less leverage or a lower cap, for limited protection against depreciation of the underlying asset at maturity.

Risk Considerations

- ✓ No principal protection
- ✓ Full downside exposure to the underlying index beyond the buffer amount
- ✓ Exposure concentrated in Brent crude oil
- ✓ Appreciation potential is limited to the maximum payment at maturity
- ✓ Does not provide for current income; no interest payments

Buffered PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies while providing limited protection against negative performance by the asset. Once the asset has decreased below a specified buffer level, the investor is exposed to the negative price performance, subject to a minimum payment at maturity. At maturity, if the asset has appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the asset has depreciated, (i) if the closing value of the asset has not declined below the specified buffer level, the Buffered PLUS will redeem for par or (ii) if the closing value of the asset is below the buffer level, the investor will lose 1% for every 1% decline below the specified buffer level, subject to a minimum payment at maturity. The Buffered PLUS are senior unsecured obligations of Morgan Stanley, and all payments on the Buffered PLUS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying	S&P GSCI™ Brent Crude Index – Excess Return
Maturity Date	August 31, 2010 (18 Months)
Leverage Factor	200%
Buffer Amount	10%
Leverage Upside Payment	$1,000 x Leverage Factor x Index Percent Increase
Index Percent Increase	(Final Index Value – Initial Index Value) / Initial Index Value
Maximum Payment at Maturity	$1,500 to $1,560 per Buffered PLUS (150% to 156% of the stated principal amount)
Payment at Maturity	• If the final index value is greater than the initial index value: o $1,000 + the leveraged upside payment *In no event will the payment at maturity exceed the maximum payment at maturity.* • If the final index value is less than or equal to the initial index value but has decreased from the initial index value by an amount less than or equal to the buffer amount of 10%: o $1,000 • If the final index value is less than the initial index value and has decreased from the initial index value by an amount greater than the buffer amount of 10%: o ($1,000 x the index performance factor) + $100 *This amount will be less than the par amount. However, under no circumstances will they pay less than $100 per Buffered PLUS at maturity.*
Minimum Payment at Maturity	$100 per Buffered PLUS (10% of the stated principal amount)
Index Performance Factor	Final Index Value / Initial Index Value
Listing	The PLUS will not be listed on any securities exchange.
Issue Price	$1,000 per Buffered PLUS
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday – February 20, 2009

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

February 2009

Morgan Stanley

Client Strategy Guide: February 2009 Offerings

Page 16

Access Investments

Offering ○ Buffered Securities based on the Price of Gold

Strategy Overview	
	✓ 1:1 exposure to an underlying asset up to a cap, with full downside exposure only if losses exceed the buffer amount at maturity. ✓ May be appropriate for investors who anticipate modest price appreciation and are willing to exchange some upside exposure in the form a cap, for limited protection against depreciation of the underlying asset at maturity.

Risk Considerations	
	✓ No principal protection ✓ Full downside exposure to the underlying index beyond the buffer amount ✓ Exposure concentrated in gold ✓ Appreciation potential is limited to the maximum payment at maturity ✓ Does not provide for current income; no interest payments

Buffered Securities offer exposure to a wide variety of underlying assets and asset classes, including equities, commodities and currencies while providing some protection against negative performance of the assets. Once the assets have decreased in value by more than a specified buffer amount, the investor is exposed to the negative performance of the assets. At maturity, (i) if the assets have appreciated in value, investors will receive the stated principal amount of their investment plus upside performance of the assets, subject to a maximum payment at maturity, (ii) if the assets have depreciated in value, but the assets have not declined by more than the specified buffer amount, the Buffered Securities will redeem for par and (iii) if the assets have declined by more than the buffer amount, investors will lose 1% for every 1% declines beyond the specified buffer amount, subject to a minimum payment at maturity. The Buffered Securities are senior unsecured obligations of Morgan Stanley, and all payments on the Buffered Securities are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying	Gold
Maturity Date	August 29, 2011 (2.5 Years)
Participation Rate	100%
Buffer Amount	20%
Payment at Maturity	At maturity, you will receive an amount per Buffered Security equal to: • If the final gold price is *greater than* the initial gold price: ○ $1,000 + upside payment *In no event will the payment at maturity exceed the maximum payment at maturity.* • If the final gold price is *less than or equal to* the initial gold price but greater than or equal to 80% of the initial gold price, meaning the price of gold has declined by an amount less than or equal to the buffer amount of 20%: ○ $1,000 • If the final gold price is *less than* 80% of the initial gold price, meaning the price of gold has declined by an amount greater than the buffer amount of 20%: ○ ($1,000 x gold performance factor) + $200 *This amount will be less than the stated par amount. However, under no circumstances will they pay less than $200 per Buffered Security at maturity.*
Maximum Payment at Maturity	$2,000 to $2,050 per Buffered Security (200% to 205% of the stated principal amount) to be determined on pricing date
Minimum Payment at Maturity	$200 per Buffered Security (20% of the stated principal amount)
Gold Performance Factor	Final Gold Price / Initial Gold Price
Gold Percent Increase	(Final Gold Price - Initial Gold Price) / Initial Gold Price
Upside Payment	$1,000 x Commodity Percent Increase x Participation Rate
Issue Price	$1,000 per Buffered Security
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday – February 20, 2009

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

February 2009

Morgan Stanley

Client Strategy Guide: February 2009 Offerings Page 17

Access Investments

Offering ○ Auto-Callable Securities based on the S&P 500® Index (SPX)

Strategy Overview	
	✓ Opportunity to earn a relatively high fixed return if the closing price of the underlying index is at all above the initial level on any of the specified determination dates. ✓ If the security is not redeemed on any early redemption date and at maturity the underlying has traded below the downside protection value, the investor has the same downside risk as a direct investment with 1-for-1 downside exposure; investors may lose up to 90% of their investment.

Risk Considerations	
	✓ No principal protection ✓ Up to 90% of the stated principal amount at risk upon any depreciation in the underlying asset if the downside protection value is breached ✓ Appreciation potential is limited to the specified fixed returns ✓ Does not provide for current income; no interest payments

Auto-Callable Securities offer the opportunity for investors to earn a relatively high annualized fixed redemption amount if the underlying index is at all above the initial index value on any one of the specified determination dates. Investors must be comfortable with the risk of losing up to 90% of their principal and be willing to forgo interest payments and potential returns greater than the specified fixed returns. The securities are senior unsecured obligations of Morgan Stanley, and all payments on the securities are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**		
Underlying	S&P 500® Index (SPX)		
Maturity Date	March 8, 2011 (2 Years)		

Payment at Maturity	If the securities have not previously been redeemed, you will receive at maturity a cash payment as follows:
	
	If the underlying index value on the final determination date is:
	• Greater than the Initial Index Value:
	  • $13.00 to $13.40 (as determined on the day of pricing)
	• Less than or equal to the Initial Index Value but greater than or equal to the downside protection value of 90% of the Initial Index Value:
	  • $10 stated principal amount, or
	• Less than the Downside Protection Value of 90% of the Initial Index Value:
	  • $10 X the index performance factor, plus $1.00
	The securities will not pay less than $1.00 per Security, the Minimum payment amount.		

Determination Dates	#1: March 1, 2010	#2: September 1, 2010	Final: March 1, 2011
Early Redemption Payments	If, on the determination date, the closing index value is greater than the Initial Index Value, the securities will be automatically redeemed on the fifth business day following the related determination date for the respective cash payment as follows: Determination Date — Early Redemption Payment 1st — $11.50 – $11.70 2nd — $12.25 – $12.55 The actual cash payment amount will be determined on the pricing date.		
Call Strike	100% of the Initial Index Value, to be determined on the pricing date		
Downside Protection Value	90% of the Initial Index Value		
Index Performance Factor	Final Index Level / Initial Index Value		
Issue Price	$10 per Security		
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday – February 20, 2009		

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley may close the deal prior to the Expected Pricing Date. Terms in brackets are indicative only and are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

February 2009

Morgan Stanley
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Client Strategy Guide: February 2009 Offerings                          Page 18
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Risks & Considerations

An investment in Structured Investments involves a variety of risks. Structured
Investments may be linked to a wide variety of underlying assets, and each underlying asset will have its own unique set of risks and considerations. For example, some underlying assets have significantly higher volatility than others. Before you invest in any Structured Investment you should thoroughly review the relevant prospectus and related offering materials for a comprehensive description of the risks associated with the Structured
Investment, including the risks related to the underlying asset(s) to which the
Structured Investment is linked.

The following are general risks applicable to most types of Structured
Investments:

Issuer Credit Risk
All payments on Structured Investments are subject to the credit risk of the applicable issuer. Any payments of interest or payments at maturity on a
Structured Investment are subject to the credit risk of the issuer and the issuer's credit ratings and credit spreads may adversely affect the market value of the Structured Investment. Investors are dependent on the issuer's ability to pay periodic interest payments if any, and all amounts due on the
Structured Investment at maturity and therefore investors are subject to the credit risk of the issuer and to changes in the market's view of the issuer's creditworthiness. Any decline in the issuer's credit ratings or increase in the credit spreads charged by the market for taking credit risk of the issuer is likely to adversely affect the value of the Structured Investment. Furthermore, unless issued as certificates of deposit, Structured Investments are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance
Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank. The securities described herein are not guaranteed under the Federal Deposit Insurance Corporation's Temporary Liquidity Guarantee
Program.

Market Risk
The price at which a particular Structured Investment may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased. Some of these factors include, but are not limited to: (i) changes in the level of the underlying asset or reference index, (ii) volatility of the underlying asset or reference index, (iii) changes in interest rates, (iv) any actual or anticipated changes in the credit ratings of the issuer or credit spreads charged by the market for taking the issuer's credit risk and (v) the time remaining to maturity. In addition, we expect that the secondary market prices of a Structured Investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit. You may receive less, and possibly significantly less, than the stated principal amount if you sell your investments prior to maturity.

Liquidity Risk
There may be little or no secondary market for Structured Investments and you should be prepared to hold them until maturity. If the applicable pricing supplement so specifies, we may apply to list Structured Investment on a securities exchange, but it is not possible to predict whether any Structured
Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist. Therefore, there may be little or no secondary market for Structured Investments. Issuers generally act as market makers for the Structured Investments they issue but are not required to do so. Even if there is a secondary market for a particular Structured
Investment, it may not provide enough liquidity to allow you to sell your
Structured Investment easily. Because other market makers generally do not participate significantly in the secondary market for Structured Investments, the price at which you may be able to trade a Structured Investment is likely to depend on the price, if any, at which Morgan Stanley or another broker dealer affiliated with the particular issuer of the security is willing to transact. If at any time Morgan Stanley or any other broker dealer were to cease acting as a market maker, it is likely that there would be no secondary market for Structured Investments.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                             February 2009

                                                                 Morgan Stanley
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Client Strategy Guide: February 2009 Offerings                          Page 19
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Past Performance Not Indicative of Future Results
The historical performance of an underlying asset or reference index is not an indication of future performance. Historical performance of an underlying asset or reference index to which a specific Structured Investment is linked should not be taken as an indication of the future performance of the underlying asset or reference index during the term of the Structured Investment. Changes in the levels of the underlying asset or reference index will affect the trading price of the Structured Investment, but it is impossible to predict whether such levels will rise or fall.

Conflicts of Interest
The issuer, its affiliates and/or Morgan Stanley may be market participants.
The issuer, one or more of its affiliates or Morgan Stanley or its affiliates may, currently or in the future, publish research reports with respect to movements in the underlying asset to which any specific Structured Investment is linked. Such research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding a specific Structured Investment or Structured
Investments generally. Any of these activities could affect the market value of a specific Structured Investment or Structured Investments generally.

The economic interests of the calculation agent may be potentially adverse to the investors. In most Structured Investments, an affiliate of Morgan Stanley or the issuer is designated to act as calculation agent to calculate the period interest or payment at maturity due on the Structured Investment. Any determinations made by the calculation agent may affect the payout to investors.

Commissions & Hedging Profits
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices of Structured
Investments. Assuming no change in market conditions or any other relevant factors, the price, if any, at which a market-maker is willing to purchase
Structured Investments in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the Structured Investments, as well as the projected profit included in the cost of hedging the issuer's obligations under the Structured Investments. In addition, any such prices may differ from values determined by pricing models used by the market-maker as a result of dealer discounts, mark-ups or other transaction costs.

You can only count on FDIC insurance to cover the deposit amount of each CD and, if applicable, the minimum index interest.
In the event that FDIC insurance payments become necessary for the equity-linked CDs prior to the maturity date, the FDIC is only required to pay the principal of the CDs together with any accrued minimum index interest, if any, as prescribed by law, and subject to the applicable FDIC insurance limits.
FDIC insurance is not available for any index interest if the Issuer fails prior to the maturity date, in the case of the equity-linked CDs. FDIC insurance is also not available for any secondary market premium paid by a depositor above the principal amount of a CD. Except to the extent insured by the FDIC, the CDs are not otherwise insured by any governmental agency or instrumentality or any other person.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                             February 2009

                                                                 Morgan Stanley
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Client Strategy Guide: February 2009 Offerings                          Page 20
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IMPORTANT INFORMATION AND QUALIFICATIONS:

The information provided herein was prepared by Morgan Stanley & Co.
Incorporated ("Morgan Stanley"), but is not a product of Morgan Stanley's
Equity or Fixed Income Research Departments.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley
Japan Limited; in Hong Kong by Morgan Stanley Dean Witter Asia Limited; in
Singapore by Morgan Stanley Dean Witter Asia (Singapore) Pte., regulated by the
Monetary Authority of Singapore, which accepts responsibility for its contents;
in Australia by Morgan Stanley Dean Witter Australia Limited A.B.N. 67 003 734
576, a licensed dealer, which accepts responsibility for its contents; in
Canada by Morgan Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in Canada; in
Spain by Morgan Stanley, S.V., S.A., a Morgan Stanley group company, which is supervised by the Spanish Securities Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations; in the United States by Morgan Stanley & Co. Incorporated and
Morgan Stanley DW Inc., which accept responsibility for its contents; and in the United Kingdom, this publication is approved by Morgan Stanley & Co.
International Limited, solely for the purposes of section 21 of the Financial
Services and Markets Act 2000 and is distributed in the European Union by
Morgan Stanley & Co. International Limited, except as provided above. Private
U.K. investors should obtain the advice of their Morgan Stanley & Co.
International Limited representative about the investments concerned. In
Australia, this publication, and any access to it, is intended only for
"wholesale clients" within the meaning of the Australian Corporations Act.
Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward-looking statements. Although
Morgan Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated
are Morgan Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

The trademarks and service marks contained herein are the property of their respective owners. Additional information on recommended securities discussed herein is available on request. This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of
Morgan Stanley.

Performance Leveraged Upside Securities, PLUS, SPARQS and RevCons are service marks of Morgan Stanley.

"Standard & Poor's(R)," "S&P(R)", "S&P 500(R)" and "Select Sector SPDR(R) " are
trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by
Morgan Stanley. The securities are not sponsored, endorsed, sold or promoted by
S&P and S&P makes no representation regarding the advisability of investing in the securities.

"Dow Jones" and "Dow Jones Industrial AverageSM" are service marks of Dow Jones
& Company, Inc. and have been licensed for use for certain purposes by Morgan
Stanley. The securities based on the Dow Jones Industrials Average, are not sponsored, endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in the securities.

iShares(R) is a service mark of Barclays Global Investors.

Copyright (C) by Morgan Stanley 2008, all rights reserved.

This material was not prepared by the Morgan Stanley Research Department, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related
risks.                                                             February 2009